EXHIBIT 4.16
THESE WARRANTS AND THE SHARES OF COMMON STOCK ISSUABLE UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED, DISPOSED OF OR OFFERED FOR SALE, IN WHOLE OR IN PART, UNTIL (1) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS HAS BECOME EFFECTIVE WITH RESPECT THERETO, OR (2) WALDEN LABORATORIES, INC. HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT TO THE EFFECT THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

             Void after 5:00 p.m. New York Time, on April 30, 1998.
                  Warrant to Purchase Shares of Common Stock.

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                           WALDEN LABORATORIES, INC.

     This is to Certify That, FOR VALUED RECEIVED, [Shear/Kershman Laboratories, Inc./Castelli Associates, Inc.], or assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Walden
Laboratories Inc., a Delaware corporation (the "Company"), [                ]
fully paid, validly issued and nonassessable shares of Common Stock, par value
$.001 per share, of the Company ("Common Stock") at a price of $[    ] per
share at any time or from time to time during the period from May 1, 1993 to April 30, 1998, subject to the limits on exercisability set forth in
Section (a)(2) hereof, but not later than 5:00 p.m. New York City Time,
on April 30, 1998. This Warrant is being issued to [             ] in
consideration of the provision of consulting services to the Company by [     ]
          The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common
Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."

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          (a)  EXERCISE OF WARRANT.

                   (1) This Warrant may be exercised in whole or in part any time or from time to time on or after May 1, 1993 and until April 30, 1998 (the "Exercise Period"), subject to the provisions of Section (a)(2) hereof;
provided, however, that if either such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the warrants, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee, and which certificates shall bear a legend substantially similar to the legend affixed to this certificate. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant and full payment of the Exercise Price at its office, or by the stock transfer agent of the Company at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder or record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

          (2)  This warrant is exercisable in installments as follows:
warrants to purchase [                                                     ]
            Warrant Shares shall become exercisable, on a cumulative basis, on each of the first eleven monthly anniversaries of the date of this Warrant and warrants to purchase
Warrant Shares shall become exercisable on the one year anniversary of the date
of this Warrant, provided that on such date [                         ] shall
continue to provide consulting services to the Company. No Warrants shall
become exercisable after the date [                              ] ceases to
provide consulting services to the Company.

          (b) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.
                                      -2-
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          (c)  FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

               (1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or if, no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or system; or

               (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

               (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

          (d) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed with signature guaranteed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled, provided, that prior to such assignment, the Company receives from the Holder an opinion of counsel that such assignment, as contemplated by the Holder, would not violate applicable federal and state securities laws. Such counsel and opinion (in form and substance) shall be reasonably satisfactory to the Company. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged.
Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

          (e) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

         (f) ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

              (1) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

               (2) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection (1) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date and dividing the product so obtained by the Exercise Price, as adjusted.

               (3) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least fifteen cents ($0.15) in such price; provided, however, that any adjustments which by reason of this Subsection (3) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section (f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section (f) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section (f), as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal Income Tax liability to the holders of Common Stock or securities convertible into Common Stock (including Warrants).

              (4) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of each Warrant, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holders at their last addresses appearing in the Warrant Register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section (f), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

              (5) In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (1) above.

              (6) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

              (g) OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercie Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder.

              (h) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (ii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.


              (i)  REGISTRATION UNDER THE SECURITIES ACT OF 1933.

                   (1) The Company agrees that, at any time during the period commencing eighteen (18) months after the consummation of an initial public offering of the Company's securities and ending on April 30, 1998, he Company shall advise the Holder of this Warrant or of the Warrant Shares or any then holder of Warrants or Warrant Shares (such persons being collectively referred to herein as "holders") by written notice at least two weeks prior to the filing of any registration statement under the Securities Act of 1933 (the "Act") (other than a registration statement on Form S-4 or Form S-8 or any other form which does not include substantially the same information as would be required in a form for the general registration of securities) covering securities of the Company and will include in any such registration statement such information as may be required to permit a public offering of the Warrant Shares, provided, however, that if, in the opinion of the Company's managing underwriter, if any, for such offering, the inclusion of all or a portion of the Warrant Shares requesting to be registered, when added to the securities being registered by Company or the selling shareholder(s), if any, will exceed the maximum amount of the Company's securities which can be marketed
              (i) at a price reasonably related to their then current market value, or (ii) without otherwise materially adversely affecting the entire offering, then the Company may include from such offering all or a portion of the Warrant Shares requested to be registered. The Company shall supply prospectuses and other documents as the Holder may request in order to facilitate the public sale or other disposition of the Warrant Shares, qualify the Warrant Shares for sale in such states as any such holder reasonably designates and do any and all other acts and things which may be necessary or desirable to enable such Holders to consummate the public sale or other disposition of the Warrant Shares. Notwithstanding the provisions of this Subsection (1) of this Section (i), the Company shall have the right at any time after it shall have given written notice pursuant to this Subsection (1)
                                      -7-
              of this Section (i) (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

              (2) The following provision of this Section (i) shall also be applicable:

                   (A) Following the effective date of a registration statement which includes any Warrant Shares, the Company shall upon the request of any owner of Warrant Shares forthwith supply such a number of prospectuses meeting the requirements of the Act, as shall be requested by such owner to permit such holder to make a public offering of all Warrant Shares from time to time offered or sold to such holder, provided that such holder shall from time to time furnish the Company with such appropriate information (relating to the intentions of such holder) in connection therewith as the Company shall request in writing.

                    (B) The Company shall bear the entire cost and expense of any registration of securities initiated by it under Subsection
              (1) of this Section (i) notwithstanding that Warrant Shares subject to this Warrant may be included in any such registration. Any holder whose Warrant Shares are included in any such registration statement pursuant to this Section (i) shall, however, bear the fees of his own counsel and any registration fees of his own counsel and any registration fees, transfer taxes or underwriting discounts or commissions applicable to the Warrant Shares sold by him pursuant thereto.

                                       WALDEN LABORATORIES, INC.




                                       By  /s/ Dayne R. Myers
                                           ____________________________________
                                           Dayne R. Myers, President

[SEAL]

Dated:  May 1, 1993

Attest:


___________________________________

                                 PURCHASE FORM

                                                    Dated _____________, 199__



     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _________ shares of Common Stock and hereby makes payment of ____________________________________ in payment of the actual price thereof.

                                  -----------


                     Instructions for Registration of Stock

Name__________________________________________________________________________
                  (Please typewrite or print in block letters)

Address________________________________________________________________________


             Signature________________________________________________________




                                  ____________


                                 ASSIGNMENT FORM

              FOR VALUED RECEIVED, ________________________________________
hereby sells, assigns and transfers unto


Name_______________________________________________________________________
                 (Please typewrite or print in block letters)

Address_____________________________________________________________________

the right to purchase Common Stock represented by this Warrant to the extent
of                      shares as to which such right is exercisable and does
hereby irrevocably constitute and appoint                             Attorney,
to transfer the same on the books of the Company with full power of substitution in the premises.

Date _____________________, 199_

Signature___________________________